Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on (i) Form S-16 (Nos. 2-51894, 2-55664, 2-63470 and 2-75654), (ii) Form S-8 (Nos. 2-77752, 33-10747, 33-24934, 33-33018, 33-54403, 33-54443, 33-54555, 333-08059, 333-08087, 333-60839, 333-42178, 333-53908, 333-74864, 33-46999, 333-122345, 333-104264, and 333-132462), (iii) Form S-3 (Nos. 2-84910, 33-26314, 33-23880, 33-42698, 33-44871, 33-45091, 33-54317, 33-69432, 333-04385, 333-40869, 333-44421, 333-55921, 333-68257, 333-54896, 333-55866, 333-91257, 333-91316-02, 333-102963, 333-102962-02, 333-122555-01 , 333-123408-01 and 333-129033-01 ), and (iv) Form S-4 (Nos. 333-102873 and 333-130582-01 ) of  Kinder Morgan, Inc. of our report dated March 1, 2007, except as to Notes 7 and 17, for which the date is May 11, 2007, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

PricewaterhouseCoopers LLP

Houston, Texas

May 11, 2007